Exhibit 10.33                                         Date: December 26, 2000



                             DEMAND PROMISSORY NOTE


     In consideration of a loan received by ComLinx, Inc. ("Borrower") from Archer Systems ("Lender") in the principal amount of $10,000.00 (the "Principal"), Borrower promises to pay to the order of Lender at 75 Lincoln Highway, Suite 203, Iselin, New Jersey 08830 the Principal plus interest on unpaid principal at the rate of 5.35% per annum until the Principal has been repaid in full. Borrower agrees to pay all outstanding Principal and interest upon demand of the Lender.


                                            COMLINX, INC.

                                            By:/s/Eric R. Korb
                                            ------------------
                                                  Eric R. Korb, President & CEO

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